Exhibit 3.2

                                     BYLAWS
                                       OF
                              TYCORE VENTURES INC.
                             (A NEVADA CORPORATION)

                                    ARTICLE I

             Meetings of Stockholders and Other Stockholder Matters

     SECTION 1. Annual Meeting. An annual meeting of the stockholders of Tycore Ventures Inc. (hereinafter, the "Corporation") shall be held for the election of directors and for the transaction of such other proper business at such time, date and place, either within or without the State of Nevada, as shall be designated by resolution of the Board of Directors from time to time.

     SECTION 2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board of Directors, or by a committee of the Board of Directors that has been designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, and shall be held at such time, date and place, either within or without the State of Nevada, as shall be designated by resolution of the Board of Directors or such committee. Special meetings of stockholders may not be called by any other person or persons.

      SECTION 3. Notice of Meetings. Written notice of each meeting of the stockholders, which shall state the time, date and place of the meeting and in the case of a special meeting, the purpose or purposes for which it is called, shall, unless otherwise provided by applicable law, the Articles of Incorporation or these bylaws, be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting, and, if mailed, it shall be deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Whenever notice is required to be given, a written waiver thereof signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 4. Adjournments. Any meeting of the stockholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum may be present, the Corporation may transact any business which might have been transacted at the original meeting.
If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
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      SECTION  5.  Quorum.  Except as  otherwise  provided  by Nevada  law,  the
Articles of Incorporation or these bylaws, at any meeting of the stockholders the holders of a majority of the shares of stock, issued and outstanding and entitled to vote, shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority of the shares present in person or represented by proxy and entitled to vote may adjourn the meeting from time to time in the manner described in Section 4 of this Article I.

     SECTION 6. Organization. At each meeting of the stockholders, the Chairman of the Board, or in his absence or inability to act, the President or, in his absence or inability to act, a Vice President or, in the absence or inability to act of such persons, any person designated by the Board of Directors, or in the absence of such designation, any person chosen by a majority of those stockholders present in person or represented by proxy, shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

      SECTION 7. Notice of Business . At any annual meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting. To be properly brought before an annual meeting, such business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 7, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 7. For business to be properly brought before an annual meeting of the stockholders by a stockholder, the stockholder shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received by the Secretary at the principal executive office of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and, in the event that such business includes a proposal to amend any document, including these bylaws, the language of the proposed amendment, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and (d) any material interest of such stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting of the stockholders except in accordance with the procedures set forth in this Section 7. The chairman of the annual meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this

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Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 7.

     SECTION 8. Order of Business; Conduct of Meetings. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     SECTION 9. Voting; Proxies. Unless otherwise provided by Nevada law or in the Articles of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock which has voting power upon the matter in question held by such stockholder either (i) on the date fixed pursuant to the provisions of Section 10 of Article I of these bylaws as the record date for the determination of the stockholders to be entitled to notice of or to vote at such meeting; or (ii) if no record date is fixed, then at the close of business on the day next preceding the day on which notice is given. Each stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to act for him by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. At all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. Unless required by Nevada law, or determined by the chairman of the meeting to be advisable, the vote on any question other than the election of directors need not be by written ballot. On a vote by written ballot, each written ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted.

     SECTION 10. Fixing of Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      SECTION 11. Fixing a Record Date for Other Purposes . In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors

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may fix a record  date,  which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      SECTION 12. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     SECTION 13. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

     SECTION 14. Stock Ledger . The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 12 of this Article I, the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

                                   ARTICLE II

                               Board of Directors

      SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do

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all such  lawful  acts and things as are not,  by Nevada law or the  Articles of
Incorporation, directed or required to be exercised or done by the stockholders.

     SECTION 2. Number, Qualification. Except as otherwise fixed by or pursuant to provisions of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the directors then in office.

     SECTION 3. Elections And Terms. The Board of Directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be elected for a term ending at the next following Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

     SECTION 4. Newly Created Directorships And Vacancies. Except as otherwise fixed by or pursuant to provisions of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Except as otherwise provided under Nevada law, newly created directorships and vacancies resulting from any cause may not be filled by any other person or persons. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any director then in office.

     SECTION 5. Removal and Resignation. Except as otherwise fixed by or pursuant to provisions of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the outstanding shares of stock entitled to vote generally in the election of directors. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 6. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election by the stockholders as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors; (ii) by any nominating committee or persons appointed by the Board of Directors; or (iii) by any stockholder of the Corporation entitled to vote for the election of

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directors at the meeting who complies  with the notice  procedures  set forth in this Section 6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as now or hereafter amended; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder and (ii) the class and number of shares of
capital  stock  of  the  Corporation  which  are  beneficially   owned  by  such
stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the annual meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 7. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Nevada and at such times as the Board of Directors may from time to time determine. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by Nevada law or these bylaws.

      SECTION 8. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Nevada whenever called by the Chairman of the Board of Directors, the President or by a majority of the entire Board of Directors.

     SECTION 9. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 9, in which notice shall be stated the time and place of the meeting. Except as otherwise required by Nevada law or these bylaws, such notice need not state the purpose(s) of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to such director at such director's residence or usual place of business, by registered mail, return receipt requested delivered at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to such director at such place by electronic mail, telegraph, telex, cable or wireless, or be delivered to such director personally, by facsimile or by telephone, at least 24 hours before the

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time at which such meeting is to be held. A written waiver of notice,  signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.

     SECTION 10. Quorum and Manner of Acting. Except as hereinafter provided, a majority of the whole Board of Directors shall be present in person or by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting; and, except as otherwise required by Nevada law, the Articles of Incorporation or these bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

      SECTION 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

     SECTION 12. Telephonic Participation. Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in such a meeting shall constitute presence in person at such meeting.

      SECTION 13. Organization. At each meeting of the Board, the Chairman of the Board or, in his absence or inability to act, the Chief Executive Officer or, in his absence or inability to act, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence or inability to act, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 14. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

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                                   ARTICLE III

                                   Committees

     SECTION 1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may fill vacancies in, change the membership of, or dissolve any such committee. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member. Any such committee, to the extent provided by Nevada law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board of Directors when required. All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by such revision or alteration.

     SECTION 2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

     SECTION 3. Standing Committees.  Notwithstanding anything contained in this
Article III to the contrary, the Board of Directors shall maintain two (2) standing committees consisting of (i) a Corporate Governance Committee; and (2) an Audit Committee. The Corporate Governance Committee shall consist of at least three (3) members of the Board of Directors who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and who are "outside directors" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended. The Corporate Governance Committee shall have the power and authority to recommend general compensation polices to the full Board of Directors, oversee the Corporation's compensation plans, establish the compensation levels for the Corporation's Chief Executive Officer and other Executive Officers and advise the full Board of Directors on general compensation policies for the Company's Executive Officers. The Audit Committee shall consist of at least three (3) members of the Board of Directors, none of which shall also serve as an Executive Officer of the Corporation. The Audit Committee shall have the power and authority to review and report to the full Board of Directors with respect to the selection, retention, termination and terms of engagement of the Corporation's independent public accountants and maintain communications among the Board of Directors, the independent public accountants and the Corporation's internal accounting staff with respect to accounting and audit procedures. The Audit Committee shall also

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have the power and  authority to review the  Corporation's  processes,  internal accounting and control procedures and policies and related matters with the Corporation's management.

                                   ARTICLE IV

                                    Officers

      SECTION 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a Chief
Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period that it may deem advisable unless otherwise required by Nevada law.

     SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. The Chief Executive Officer shall appoint persons to other officers as he or she deems desirable and such appointments, if any, shall serve at the pleasure of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     SECTION 3. Resignations. Any officer may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting of the Board of Directors or, except in the case of an officer or agent elected or appointed by the Board of Directors, by the Chief Executive Officer, but any such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 5. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled for the unexpired portion of the term of the office which shall be vacant by the Board of Directors at any special or regular meeting.

     SECTION 6. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

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     SECTION 7. The Chairman of the Board. The Chairman of the Board shall be an officer of the Corporation for the purpose of executing agreements and other instruments on behalf of the Corporation but shall not be an employee of the Corporation. He shall, if present, preside at each meeting of the stockholders and of the Board of Directors and shall be an ex-officio member of all committees of the Board of Directors. Such person shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned to such person by the Board of Directors.

      SECTION 8. The Chief Executive Officer. The Chief Executive Officer shall have the general and active supervision and direction over the business operations and affairs of the Corporation and over the other officers, agents and employees and shall see that their duties are properly performed. At the request of the Chairman of the Board, or in the case of his absence or inability to act, the Chief Executive Officer shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon the Chairman of the Board. Such person shall perform all duties incident to the office of Chief Executive Officer and such other duties as may from time to time be assigned to such person by the Board of Directors.

     SECTION 9. The President. The President shall be the Chief Operating Officer of the Corporation and shall have general and active supervision and direction over the business operations and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the direction of the Chief Executive Officer and the control of the Board of Directors. In general, the President shall have such other powers and shall perform such other duties as usually pertain to the office of President or as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

     SECTION 10. Vice Presidents. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

     SECTION 11. The Treasurer. The Treasurer shall (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation; (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (c) cause all monies and other valuables to be deposited to the credit of the Corporation in such depositories as may be designated by the Board; (d) receive, and give receipts for, monies due and payable to the
Corporation  from  any  source  whatsoever;   (e)  disburse  the  funds  of  the
Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and (f) in general, have all the powers and perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

      SECTION 12. The Secretary. The Secretary shall (a) record the proceedings of the meetings of the stockholders and directors in a minute book to be kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on

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such certificates shall be a facsimile,  as hereinafter  provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and (e) in general, have all the powers and perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

     SECTION 13. Officers' Bonds or Other Security. The Board of Directors may secure the fidelity of any or all of its officers or agents by bond or otherwise, in such amount and with such surety or sureties as the Board of Directors may require.

     SECTION 14. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to the Chief Executive Officer or the President the power to fix the compensation of officers and agents appointed by the Chairman of the Board or the President, as the case may be. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such person is also a director of the Corporation.

                                    ARTICLE V

                                 Shares of Stock

      SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places, within or without the State of Nevada, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

      SECTION 3. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney hereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by Nevada law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the

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
record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

      SECTION 4. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     SECTION 5. Lost, Stolen or Destroyed Stock Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to judicial proceedings under the laws of the State of Nevada.

                                   ARTICLE VI

                 Contracts, Checks, Drafts, Bank Accounts, Etc.

     SECTION 1. Execution of Contracts. Except as otherwise required by statute, the Articles of Incorporation or these bylaws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. Unless authorized by the Board of Directors or expressly permitted by these bylaws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniary liable for any purpose or to any amount.

      SECTION 2. Loans. Unless the Board of Directors shall otherwise determine, the President or any Vice-President may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences

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
of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation other than in connection with the purchase of chattels for use in the Corporation's operations, except when authorized by the Board of Directors.

     SECTION 3. Checks, Drafts, Bank Accounts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board of Directors.

     SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

     SECTION 5. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these bylaws, as it may deem expedient.

                                   ARTICLE VII

                                 Indemnification

     SECTION 1. Right To Indemnification. The Corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Corporation to procure a judgment in its favor (a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including serving with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, with respect to a Proceeding involving the right

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
of the Corporation to procure judgment in its favor, such indemnification shall only cover expenses (including attorney fees) and shall only be made if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and shall not be made with respect to any Proceeding as to which such person has been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Nevada or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Nevada or such other court shall deem proper. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      SECTION 2. Prepayment of Expenses. Expenses incurred in defending any Proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it should be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII or otherwise.

     SECTION 3. Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable Nevada law.

     SECTION 4. Non-Exclusivity of Rights. The indemnification  provided by this
Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these bylaws or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 5. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

     SECTION 6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such

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
person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Nevada law, the Articles of Incorporation or of this Article VII.

     SECTION 7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person respect of any act or omission occurring prior to the time of such repeal or modification.

                                  ARTICLE VIII

                               General Provisions

     SECTION 1. Registered Office . The registered office and registered agent of the Corporation will be as specified in the Articles of Incorporation of the Corporation.

     SECTION 2. Other Offices. The Corporation may also have such offices, both within or without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require.

     SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be so determined by the Board of Directors.

      SECTION 4. Seal. The seal of the Corporation shall be circular in form, shall bear the name of the Corporation and shall include the words and numbers "Corporate Seal", "Nevada" and the year of incorporation.

     SECTION 5. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the Chief Executive Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

     SECTION 6. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Nevada or at its principal place of business.

     SECTION 7. Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

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
      SECTION 8. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the general corporation law of the State of Nevada or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                                   ARTICLE IX

                                   Amendments

     These bylaws, may be adopted, amended or repealed, and new bylaws made, by the Board of Directors of the Corporation, but the stockholders of the Corporation may make additional bylaws and may alter and repeal any bylaws, whether adopted by them or otherwise, by affirmative vote of the holders of two-thirds of the outstanding shares of stock entitled to vote upon the election of directors.

     I, the undersigned, being the Secretary of Tycore Ventures Inc., DO HEREBY CERTIFY the foregoing to be the bylaws of the Corporation, as adopted by consent to action by Directors in lieu of a special meeting of the Corporation, dated September 2, 2009.


/s/ Diane Drapper
------------------------------------
Diane Drapper, Secretary

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